SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Election of Ajay Sabherwal as Chief Financial Officer

On July 14, 2016, the Board of Directors (the “Board”) of FTI Consulting, Inc. (the “Company”) elected Ajay Sabherwal, age 50, as Chief Financial Officer of the Company effective upon commencement of his employment, which is expected on or about August 15, 2016 (the “CFO Effective Date”). Mr. Sabherwal will be responsible for worldwide oversight and management of the financial function of the Company and its affiliates, including the public reporting obligations of the Company under the rules and regulations of the Securities and Exchange Commission.

Prior to joining the Company and since July 2010, Mr. Sabherwal was an Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a leading telecommunications service provider with operations primarily in Maine, New Hampshire and Vermont. Previously, Mr. Sabherwal served as Chief Financial Officer for Mendel Biotechnology, Inc. from 2009 to 2010, Chief Financial Officer for Aventine Renewable Energy, Inc. from 2005 to 2009 and Executive Vice President and Chief Financial Officer for Choice One Communications, Inc. from 1999 to 2005. Mr. Sabherwal serves as a director and Chair of the Audit Committee for Lone Pine Resources Canada Ltd., an oil and gas exploration and production company based in Calgary, Canada, and has been an adjunct faculty member of the McColl School of Business at Queens University of Charlotte, North Carolina.

There were no understandings or arrangements between Mr. Sabherwal and any other person pursuant to which he was elected as an executive officer of the Company. There are no family relationships between Mr. Sabherwal and any other officer or director of the Company. Mr. Sabherwal, his family members and affiliates have had no direct or indirect pecuniary interests in any transactions to which the Company or any affiliate is or was a party. The Company and its affiliates have provided and expect to continue to provide services, directly or indirectly, to former employers of Mr. Sabherwal, including FairPoint Communications, Inc., including consulting and other services in the ordinary course of business on substantially the same basis as similar services are provided to other clients of the Company.

(e)	Compensatory Arrangements with Ajay Sabherwal

Mr. Sabherwal and the Company have entered into a written Offer of Employment dated as of July 5, 2016 (the “CFO Employment Letter”), pursuant to which Mr. Sabherwal will commence employment as Chief Financial Officer of the Company on the CFO Effective Date. Mr. Sabherwal will be an at-will employee of the Company. Pursuant to the CFO Employment Letter, Mr. Sabherwal will earn an annual base salary of $500,000 pro-rated for 2016.

For calendar year 2016, Mr. Sabherwal will be eligible to receive a cash bonus of up to $1.0 million (the “2016 CFO Bonus Award”), prorated for the portion of 2016 during which Mr. Sabherwal is employed by the Company. The 2016 CFO Bonus Award, subject to claw back if Mr. Sabherwal resigns or is terminated by the Company for “cause” (as defined in the CFO Employment Letter), as follows:

Termination Date	% of 2016 CFO Bonus Award Repayable
On or prior to the first anniversary of the CFO Effective Date	100%
After the first anniversary of the CFO Effective Date but prior to the second anniversary of the CFO Effective Date	66 2/3%
After the second anniversary of the CFO Effective Date but prior to the third anniversary of the CFO Effective Date	33.1/3%

Mr. Sabherwal will receive a sign-on bonus with an aggregate value of $1.0 million as of the CFO Effective Date, consisting of (i) $500,000 in cash (the “Cash Sign-on Bonus”) and (ii) a number of shares of restricted stock of the Company valued at $500,000 as of the CFO Effective Date based upon the closing price per share of Company common stock reported on the New York Stock Exchange for the CFO Effective Date, subject to pro rata vesting on the first, second and third anniversary dates of the date of grant and forfeiture and accelerated vesting conditions set forth in the CFO Employment Letter. The Cash Sign-on Bonus will be subject to claw back, as follows:

Termination Event	Termination Date	$ Value of 2016 Cash Sign-on Bonus Repayable
Any reason other than termination by Mr. Sabherwal for “good reason” (as defined in the CFO Employment Letter) or by the Company without “cause”	On or prior to the first anniversary of the CFO Effective Date	$500,000
Resignation by Mr. Sabherwal or termination by the Company for “cause”	After the first anniversary of the CFO Effective Date but prior to the second anniversary of the CFO Effective Date	$333,333
Resignation by Mr. Sabherwal or termination by the Company for “cause”	After the second anniversary of the CFO Effective Date but prior to the third anniversary of the CFO Effective Date	$166,667

Beginning in 2017, the Company’s executive Mr. Sabherwal will be eligible to participate in the (i) FTI Consulting, Inc. Incentive Compensation Plan with an expected target bonus opportunity of 100% of annual base salary and maximum bonus opportunity of 150% of annual base salary for the calendar year ending December 31, 2017 and (ii) the Company’s executive long-term incentive program at an expected target opportunity of $500,000 for the calendar year ending December 31, 2017.

Upon termination by the Company without “cause” or termination by Mr. Sabherwal for “good reason,” in exchange for the execution and non-revocation of a release, Mr. Sabherwal will be entitled to receive continued payment of his annual base salary for the 12-month period following his termination, which amount will be increased to one times the sum of his (i) annual base salary plus (ii) target annual bonus for the year of termination, if such termination event occurs during the 18-month period after a “change in control” (as defined in the CFO Employment Letter) of the Company.

The CFO Employment Letter contains non-competition and non-solicitation (with respect to Company employees, customers and clients) restrictions that will continue during the term of Mr. Sabherwal’s employment and for 12 months from the last day of his employment for any reason.

The foregoing summary of the CFO Employment Letter does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the CFO Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference herein.

ITEM. 7.01. Regulation FD Disclosure

On July 18, 2016, the Company issued the Press Release announcing the events described under Item 5.02 of this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer of Employment Letter dated as of July 5, 2016, by and between FTI Consulting, Inc. and Ajay Sabherwal

99.1	Press Release dated July 18, 2015 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 18, 2016	By:	/S/ CURTIS LU
Curtis Lu
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer of Employment Letter dated as of July 5, 2016, by and between FTI Consulting, Inc. and Ajay Sabherwal

99.1	Press Release dated July 18, 2016 of FTI Consulting, Inc.

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